                                                                     EXHIBIT 4.1


                            DARDEN RESTAURANTS, INC.

                 OFFICERS' CERTIFICATE AND AUTHENTICATION ORDER
                        FOR 8.375% SENIOR NOTES DUE 2005


         Pursuant to the Indenture dated as of January 1, 1996 between Darden Restaurants, Inc. (the "Company") and Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee") (the "Indenture") and the resolution adopted by the Board of Directors of the Company on June 21, 2000 (the "Resolution"), this Officers' Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

         Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

         A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

                  (1) The series of Securities hereby being authorized shall bear the title "8.375% Senior Notes due 2005" (referred to herein as the "Notes").

                  (2) The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $150,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

                  (4) The date on which the principal of the Notes is due and payable shall be September 15, 2005.

                  (5) The Notes shall bear interest at the rate of 8.375% per annum (based upon a 360-day year of twelve 30-day months), from September 5, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on September 15 and March 15 of each year, commencing March 15, 2001, until the principal thereof is paid or made available for payment, to the Person in whose name such Notes are registered at the close of business on the September 1 or March 1 Regular Record Date next preceding the September 15 or March 15 Interest Payment Date. Each September 15 and March 15 shall be an "Interest

         Payment Date" for the Notes, and the September 1 or March 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

                  (6) The interest on each Note that is not represented by a Global Security shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest on each Note that is not represented by a Global Security payable at Maturity will be made against presentation of such Note at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on each Note that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of Notes represented thereby for all purposes under the Indenture.

                  (7) The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face thereof, all as provided in the Indenture.

                  For purposes of determining the amount at which the Notes may be redeemed, the following terms shall have the meanings set forth next to each of them below:

                           "Adjusted Treasury Rate" means, with respect to any
                  Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                           "Comparable Treasury Issue" means the United States
                  Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                            "Quotation Agent" means the Reference Treasury
                  Dealer appointed by the Company to serve in that capacity.

                           "Comparable Treasury Price" means, with respect to
                  any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Treasury Dealer Quotation, or if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of the quotations.

                           "Reference Treasury Dealer" means each of Banc of
                  America Securities LLC and Wachovia Securities, Inc. and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                           "Reference Treasury Dealer Quotations" means, with
                  respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                  (8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provision, or at the option of any Holder thereof.

                  (16) The Notes shall be issued initially only in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth in Annex A hereto.

                  (19) The Notes shall have such other terms and provisions as are provided in the form set forth in Annex A hereto.

         B. Establishment of Form of Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Securities shall be substantially in the form attached as Annex A hereto.

         C. Order for the Authentication and Delivery of Debt Securities Pursuant to Section 303 of the Indenture. It is hereby ordered pursuant to
Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Note in the aggregate principal amount of $150,000,000 registered in the name of Cede & Co., which Note will be duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Note to or upon the order of Banc of America Securities LLC, on September 5, 2000.

         D. Certification Pursuant to Section 102 of the Indenture. The undersigned have read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and certain other corporate documents and records. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities, and (b) the form of such Securities, and (ii) the authentication and delivery of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

         IN WITNESS WHEREOF, we have hereunto signed our names on behalf of the Company.

Dated: August 30, 2000


                                               DARDEN RESTAURANTS, INC.


                                               By: /s/ Clarence Otis, Jr.
                                                   -----------------------------
                                                   Clarence Otis, Jr.
                                                   Senior Vice President and
                                                   Chief Financial Officer


                                               By: /s/ William R. White, III
                                                   -----------------------------
                                                   William R. White, III
                                                   Vice President and Treasurer

                                                                         ANNEX A

REGISTERED NO.                                           REGISTERED
                                                         PRINCIPAL
CUSIP NO. _____________                                  AMOUNT: U.S. $

                            DARDEN RESTAURANTS, INC.

                          8.375% Senior Notes due 2005


         [Insert if the Security is to be a Global Security--Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.]

         Darden Restaurants, Inc., a corporation duly organized and existing under the laws of Florida (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ______________________ Dollars ($___________) on
September 15, 2005, and to pay interest thereon from September 5, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on September 15 and March 15 in each year, commencing on March 15, 2001, at the rate of 8.375% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the September 1 and March 1 (whether or not a Business Day), as the case may be, next preceding such

Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

         The interest on any Security of this series (that is not a Global Security) shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest on any Security of this series (that is not a Global Security) payable at Maturity will be made against presentation of this Security at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on any Security that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Security represented thereby for all purposes under the Indenture.

         Payment of the principal of (and premium, if any) and interest on any Security of this series will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ______________, 2000

                                              DARDEN RESTAURANTS, INC.


                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                      --------------------------

Attest:



--------------------------------
Title:
       -------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                              WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION (formerly
                                              known as Norwest Bank Minnesota,
                                              National Association), as Trustee


                                              By:
                                                  ------------------------------
                                              Name:
                                                    ----------------------------
                                              Authorized Officer


STATE OF ____________)

COUNTY OF __________)

         On the ____ day of ___________, 2000, personally appeared ______________________, as the ___________________________ of Darden
Restaurants, Inc. (the "Company"), a Florida corporation, and before me executed this [Global] Certificate for the Company's 8.375% Senior Notes due 2005, dated as of ___________________, in the principal amount of ________________________________ ($____________), payable by Darden Restaurants,
Inc. to the payee hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the state and county aforesaid.



---------------------------------
Signature of Notary Public,
State of _________
[_______________]
Personally known:
Produced Identification:
Type of Identification:

(Notary Seal)

                            DARDEN RESTAURANTS, INC.

                         8.375% Senior Notes due 2005


         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1996, (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank Minnesota, National Association (formerly known as Norwest Bank Minnesota, National Association), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, an Officers' Certificate of the Company establishing the terms of the Note pursuant to Section 301 of the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, limited in aggregate principal amount to $150,000,000. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

         The Securities of this series are subject, at the election of the Company, to redemption as a whole or in part prior to the Stated Maturity upon not less than 30 days' nor more than 60 days' notice by mail at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points plus, in each case, accrued and unpaid interest on the Securities to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         For purposes of determining the amount at which the Securities may be redeemed, the following terms shall have the meanings set forth next to each of them below:

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be used, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Company to serve in that capacity.

         "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Treasury Dealer Quotation, or if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of the Quotations.

         "Reference Treasury Dealer" means each of Banc of America Securities LLC and Wachovia Securities, Inc. and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth and set forth herein, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                           --------------------------

                                  Abbreviations


         The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM - as tenants in common

                  TEN ENT - as tenants by the entireties

                  JT TEN - as joint tenants with right of survivorship and not as tenants in common

                  UNIF GIFT MIN ACT - ________________ Custodian _____________
                                           (Cust)                   (Minor)
                        under Uniform Gifts to Minors Act


                            -------------------------
                                     (State)


     Additional abbreviations may also be used though not in the above list.


                            -------------------------

                                   Assignment


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------------------

------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (Please Print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

---------------------------------------------------------------------

to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:


Signature Guaranteed


----------------------------------          ------------------------------------
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within Security in every particular,
                                            without alteration or enlargement or
                                            any change whatever.